UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 15, 2017, iHeartCommunications, Inc. (the “Company”) commenced exchange offers (the “Notes Exchange Offers”) to exchange certain series of its outstanding debt securities (the “Existing Notes”) for new securities of the Company, iHeartMedia, Inc. and CC Outdoor Holdings, Inc. and concurrent consent solicitations with respect to the terms of the Existing Notes. On March 15, 2017, the Company also commenced offers (the “Term Loan Offers”) to amend or exchange its outstanding Term Loan D and Term Loan E borrowings under its senior secured credit facility for new term loans of the Company and/or new securities of iHeartMedia, Inc., CC Outdoor Holdings, Inc. and Broader Media, LLC. The new securities being offered to holders of the Company’s existing debt in the Notes Exchange Offers and the Term Loan Offers are referred to as the “New Securities.”

The New Securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is neither an offer to sell or exchange nor the solicitation of an offer to buy the New Securities or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

A copy of the press release announcing the Notes Exchange Offers is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

A copy of the press release announcing the Term Loan Offers is attached hereto as Exhibit 99.2 and is incorporated in this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

99.1	Press Release issued by iHeartCommunications, Inc., dated March 15, 2017, announcing the commencement of the Notes Exchange Offers.

99.2	Press Release issued by iHeartCommunications, Inc., dated March 15, 2017, announcing the commencement of the Term Loan Offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: March 15, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by iHeartCommunications, Inc., dated March 15, 2017, announcing the commencement of the Notes Exchange Offers.

99.2	Press Release issued by iHeartCommunications, Inc., dated March 15, 2017, announcing the commencement of the Term Loan Offers.